Exhibit 10.10

                                 PROMISSORY NOTE

$342,000.00                                             Dated: December 20, 2007
                                                        Louisville, Kentucky

      FOR VALUE RECEIVED, receipt of which is hereby acknowledged, Beacon Enterprise Solutions Group, Inc., an Indiana corporation, with offices located at 124 North First Street, Louisville, Kentucky 40202 (the "Payor") promises to pay to the order of Strategic Communications, LLC, a Kentucky limited liability company, with offices located at 1961 Bishop Lane, Louisville, Kentucky (the "Payee," which shall include any holder of this Note at any time), or at such other address as Payee may designate from time to time, the maximum principal sum of Three Hundred Forty Two Thousand and 00/100 Dollars ($342,000.00), together with interest on the unpaid balance of principal hereunder from the date hereof until paid.

      This Promissory Note shall be placed into escrow with Miller & Wells PLLC, as escrow agent under that certain Amendment No. 1 to the Asset Purchase Agreement, by and between Payor and Payee, dated December 20, 2007.

                      Rate of Interest and Its Calculation

      The unpaid balance of principal outstanding hereunder shall bear interest at a rate per annum equal the applicable Federal short term rate (the "Rate"). Interest on this Note shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Upon the occurrence of an Event of Default (as hereinafter defined) and during the continuance thereof, and after maturity, including maturity upon acceleration, Payee, at its option, may, if permitted under applicable law, do one or both of the following: (i) increase the applicable Rate under this Note to the Rate plus one (1) percentage point, and (ii) add any unpaid accrued interest to the principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The Rate under this Note will not exceed the maximum rate permitted by applicable law under any circumstances.

                           Time and Method of Payment

      Payor shall pay the outstanding principal amount and all accrued interest thereon upon the earlier of the final round of the Equity Financing (as defined in the October 19, 2007 Private Placement Memorandum circulated by the Payor) or December 31, 2008 (the "Maturity Date").

      Payor may prepay the outstanding principal balance of this Note in whole or in part at any time and from time to time without premium or penalty, together with the payment of all accrued interest to the date of such prepayment.

               Additional Terms and Conditions of Promissory Note

      1. Each of the following shall constitute an Event of Default hereunder:

            (a) The institution by the Payor of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer to consent seeking reorganization or release under the federal Bankruptcy Act, or any other


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applicable  federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Payor, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Payor in furtherance of any such action; or

            (b) If, within sixty (60) days after the commencement of an action against the Payor (and service of process in connection therewith on the Payor) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Payor or all orders or proceedings thereunder affecting the operations or the business of the Payor stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Payor of any trustee, receiver or liquidator of the Payor or of all or any substantial part of the properties of the Payor, such appointment shall not have been vacated.

      2. Upon the occurrence of an Event of Default, Payee may immediately exercise any right, power or remedy permitted to Payee by law or agreement and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on this Note to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Payor. Payor shall be liable for any deficiency remaining after disposition of any collateral securing this Note. Payor shall be liable to Payee for all reasonable costs and expenses of every kind incurred in the making or collection of this Note and all other amounts payable by Payor to Payee pursuant to the Agreements, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by Payee in any bankruptcy, reorganization, insolvency or other similar proceeding.

      3. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

      4. The obligations of Payor under this Note are secured by a security interest in the inventory of the Payee, under the terms of the Security Agreement of even date herewith between Payor and Payee.

      5. Payee shall give notice to Payor of the occurrence of an Event of Default, but the failure to do so shall not affect Payee's rights hereunder.

      6. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Payee reserves the right to apply payment among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Payee may from time to time determine in its sole discretion.

      7. All rights, powers, privileges and immunities herein granted to Payee shall extend to its successors and assigns and any other legal holder of this Note. All rights, powers, privileges and immunities of Payor hereunder may not in any way be assigned, transferred or sold.

      8. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky in all respects.


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      9. Payee is hereby  authorized to record  electronically  or otherwise (i)
the date and amount of each payment or repayment of principal thereof, and (ii) such other information as it deems necessary or appropriate, and may, if Payee so elects in connection with any transfer or enforcement of this Note, endorse on a schedule forming a part hereof appropriate notation to evidence the foregoing information. Such recordation or endorsement shall constitute prima facie evidence of the accuracy of the information so recorded or endorsed; provided, however, the failure of Payee to make any such recordation(s) or endorsement(s) shall not affect the obligation of Payor to repay outstanding principal, interest or any other amount due hereunder or under this Note in accordance with the terms hereof.

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      Payor has executed  this Note on December  20,  2007,  effective as of the date and year first above written.

Beacon Enterprise Solutions Group, Inc.

By: /s/ Bruce Widener
   ------------------------------------------
   Bruce Widener, Chief Executive Officer

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